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                                                                     EXHIBIT 5.1

                         METROMEDIA FIBER NETWORK, INC.
                             C/O METROMEDIA COMPANY
                             ONE MEADOWLANDS PLAZA
                       EAST RUTHERFORD, NEW JERSEY 07073

                                                               November 28, 2001

Metromedia Fiber Network, Inc.
c/o Metromedia Company
One Meadowlands Plaza
East Rutherford, New Jersey 07073

                         Metromedia Fiber Network, Inc.
                       Registration Statement on Form S-3

Ladies and Gentlemen:

    In connection with the above-captioned Registration Statement on Form S-3 (the "Registration Statement") filed by Metromedia Fiber Network, Inc., a Delaware corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act (the "Rules"), I have been requested by the Company, to furnish my opinion as to the legality of (i) up to 1,376,853,742 shares of the Company's class A common stock ("Class A Common Stock"), par value $0.01 per share (the "Shares"), (ii) warrants to purchase up to 335,546,952 shares
Class A Common Stock (the "Warrants") and (iii) $1,025,281,000 aggregate principal amount of convertible notes which are convertible into 287,431,798 shares of Class A Common Stock (the "Convertible Notes"), all being registered in connection with the Company's financing transactions consummated on and shortly after October 1, 2001.

    In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the following documents (collectively, the "Documents"): (a) the Registration Statement, (b) the Company's Restated Certificate of Incorporation and Bylaws as currently in effect, and (c) selected records of the Company's corporate proceedings. In addition, I have made those other examinations of law and fact, as I considered relevant and necessary in order to form a basis for my opinions.

    In my examination of the Documents, I have assumed, without independent investigation, the genuineness of all signatures, the enforceability of the Documents against each part to them (other than the Company), the legal capacity of all individuals who have executed any of the documents reviewed by me, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents and the authenticity of all the latter documents. As to certain matters of fact, I have relied on representations, statements or certificates of officers of the Company.

    Based on the above, and subject to the assumptions stated in this opinion, I am of the opinion that (a) the Shares, Warrants and Convertible Notes have been duly authorized for issuance and (b) the Shares, Warrants and Convertible Notes, when issued and delivered and paid for as contemplated in the Documents, will be validly issued, fully paid and non-assessable.

    My opinions expressed above are limited to the federal laws of the United States, the General Corporation Law of the State of Delaware and judicial decisions interpreting these laws. My opinions are rendered only with respect to the laws, and the rules, regulations and orders under them, which are currently in effect. Please be advised that I am not admitted to practice in the State of Delaware.

    I consent to the filing if this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, I do not agree or admit that I come within the category of persons whose consent is required by the Act or the Rules.

                                          Very truly yours,
                                          /s/ Robert J. Sokota
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                                          Robert J. Sokota
                                          General Counsel